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                                                                    EXHIBIT 99.3

                         TARRAGON REALTY INVESTORS, INC.

          OFFER TO EXCHANGE ONE SHARE OF 10% CUMULATIVE PREFERRED STOCK
                FOR EACH SHARE OF COMMON STOCK UP TO A MAXIMUM OF
                        2,000,000 SHARES OF COMMON STOCK


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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., LOCAL NEW YORK
CITY TIME, ON [APRIL 20, 2000, OR 40 DAYS AFTER EFFECTIVE DATE] (THE "EXPIRATION TIME"), UNLESS THE EXCHANGE OFFER IS EXTENDED. TENDERS OF SHARES OF COMMON STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.
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                                                      ____________________, 2000


TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

         We are enclosing the material listed below relating to an offer by Tarragon Realty Investors, Inc. to exchange shares of its 10% Cumulative Preferred Stock, liquidation preference $12.00 per share (the "Preferred Stock") for shares of its Common Stock, par value $0.01 per share, on a share for share basis, until 5:00 p.m., local New York City time on [APRIL 20, 2000, OR 40 DAYS AFTER EFFECTIVE DATE], unless extended, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal (collectively the "Exchange Offer"). Consummation of the Exchange Offer is subject to, among other things, satisfaction of the conditions set forth in the Prospectus.

         We are asking you to contact your clients for whom you hold shares of Tarragon Common Stock registered in your name or in the name of your nominee. In addition, we are asking you to contact your clients who, to your knowledge, hold shares of Tarragon Common Stock registered in their own name.

         Enclosed for your information and use are copies of the following documents:

                  1. Prospectus dated ____________________, 2000 (as the same may be further amended or supplemented from time to time, the "Prospectus");

                  2. A Letter of Transmittal for your use in connection with the tender of shares of Common Stock and for the information of your clients;

                  3. A form of letter that may be sent to your clients for whose accounts you hold shares of Tarragon Common Stock registered in your name or in the name of your nominee, with space provided for obtaining your clients' instructions with regard to the Exchange Offer;

                  4. A form of Notice of Guaranteed Delivery;

                  5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

                  6. A return envelope addressed to the Exchange Agent.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., LOCAL NEW YORK CITY TIME ON [APRIL 20, 2000, OR 40 DAYS AFTER EFFECTIVE DATE], UNLESS THE OFFER IS EXTENDED. SHARES OF COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE EXCHANGE OFFER AT ANY TIME PRIOR TO THE EXPIRATION TIME.

         In all cases, shares of Common Stock will only be accepted for exchange after timely receipt by the Exchange Agent of certificates representing such shares of Common Stock (or confirmation of book-entry transfer of such shares of Common Stock into the Exchange Agent's account at one of the book-entry transfer facilities, as defined in the



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Prospectus), a Letter of Transmittal (or a copy of it), properly completed and validly executed, and any other required documents.

         Procedures for tendering shares of Common Stock are set forth in the Prospectus under the caption "Procedures for Tendering." Holders of shares of Common Stock who wish to tender their shares for exchange must use either the Letter of Transmittal distributed with the Prospectus or a copy of it. If holders wish to tender, but it is impracticable for them to forward their shares of Common Stock or other required documents prior to the Expiration Time, a tender for exchange may be effected by following the guaranteed delivery procedures described in the Prospectus. Holders of shares of Common Stock who are following the procedures for guaranteed delivery set forth in the Prospectus must use the Notice of Guaranteed Delivery form distributed with the Prospectus.

         Tarragon will not pay any fees or commissions to any broker, dealer, bank, trust company or other nominee in connection with the solicitation of tenders for exchange of shares of Common Stock pursuant to the Exchange Offer. However, Tarragon will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed material to your clients. Tarragon will pay or cause to be paid any transfer taxes payable with respect to the transfer of shares of Common Stock to it in exchange for shares of Preferred Stock except as otherwise provided in the Instructions to the Letter of Transmittal.

         Please note that in the event that more shares of Common Stock are tendered for exchange than the maximum sought, a proration procedure may occur. Under the proration procedure, holders of "Odd Lots" of Common Stock will receive a preference and will not be subject to proration.

         Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed material, should be addressed to The Herman Group, which was retained by Tarragon to act as Information Agent in connection with the Exchange Offer. Tarragon has agreed to pay The Herman Group reasonable and customary compensation for its services, plus reimbursement for certain out-of-pocket expenses. The Herman Group may be contacted at the address and telephone number set forth in the Prospectus.


                                        Very truly yours,



                                        Tarragon Realty Investors, Inc.








         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE AN APPOINTMENT OF YOU OR ANY OTHER PERSON AS THE AGENT OF TARRAGON, THE INFORMATION AGENT, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.